SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported) July 20, 1999





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The press release announcing financial results for the second quarter of 1999, dated July 19, 1999 was released by the Registrant:


[SIMTEK LOGO]

                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                         FOR THE SECOND QUARTER OF 1999

COLORADO SPRINGS, Colorado - July 19, 1999 - Simtek Corporation, provider of the world's fastest re-programmable nonvolatile semiconductor memories, announced financial results for the second quarter ending June 30, 1999. The company posted a net profit of $27,422 for the second quarter of 1999 on revenue of $1,937,669, compared with a net profit of $53,288 for the second quarter of 1998 on revenue of $1,801,948. This represents growth from the first quarter of 1999 when Simtek posted a loss of $68,387 on revenue of $1,368,637.

"During the second quarter, Simtek's customers began ramping up production of systems that had been held up for the past nine months due to poor international demand. We were able to accelerate our production and fill the manufacturing pipeline quickly. These market activities are encouraging as they demonstrate increased demand for our products in systems that we have worked on for the past year," stated Douglas Mitchell, Simtek's president and CEO. "We are concentrating on increasing market share against competing nonvolatile memory technologies in applications where reliability and performance are key requirements. Current demand forecasts indicate that this strategy is showing positive results."

FINANCIAL RESULTS

                                                       Three Months ended June 30                  Six Months ended June 30
                                                       --------------------------                  ------------------------
                                                       1999                  1998                 1999                  1998
                                                       ----                  ----                 ----                  ----
       Net Sales                                    $1,937,669            $1,801,948           $3,306,307            $3,341,279

       Cost of Goods Sold                            1,214,699             1,015,389            2,034,095             1,824,600

       Gross Margin                                    722,970               786,559            1,272,213             1,516,679

       Total selling, general and                      660,787               734,810            1,267,805             1,341,936
       administrative expenses

       Net Income (loss)                                27,422                53,288              (40,964)              178,309

       Basic and diluted Earnings per                     0.00                  0.00                 0.00                  0.01
       Share

       Weighted Average Shares                      28,955,226            28,708,826           28,955,226            28,708,826
       Outstanding


Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page www.simtek.com, email info@simtek.com or by calling (719) 531-9444 or FAX (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board. ### Editors Note: Please send inquiries to: Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA. (719) 531-9444, FAX (719) 531-9481.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


July 20, 1999                                By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer (acting)









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